As filed with the Securities and Exchange Commission on June 6, 2000
                                                      Registration No. 333-

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                  Graphic Packaging International Corporation
               (Exact name of issuer as specified in its charter)



         Colorado                                      84-1208699
(State or other jurisdiction of              (I.R.S. Employer Identification)
incorporation or organization)


16000 Table Mountain Parkway
Golden, Colorado                                                   80403
(Address of principal executive offices)                        (Zip Code)



     Graphic Packaging Equity Compensation Plan for Non-Employee Directors
                  Graphic Packaging Savings and Investment Plan
                 Graphic Packaging Employee Stock Purchase Plan
                         (Full title of the plans)


                                                   --WITH A COPY TO--
Jill B.W. Sisson, Esq.                             Thomas A. Richardson, Esq.
General Counsel                                    Holme Roberts & Owen LLP
ACX Technologies, Inc.                             1700 Lincoln Street
16000 Table Mountain Parkway                       Suite 4100
Golden, Colorado  80403                            Denver, CO 80203
(303) 271-7000                                     (303) 861-7000
                   (Name and address of agent for service)
       (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------
                                                     PROPOSED
                                   PROPOSED          MAXIMUM
                      AMOUNT       MAXIMUM           AGGREGATE   AMOUNT OF
TITLE OF SECURITIES   TO BE        OFFERING PRICE    OFFERING    REGISTRATION
TO BE REGISTERED      REGISTERED   PER SHARE(1)      PRICE(1)    FEE
-----------------------------------------------------------------------------
Common Stock          3,350,000      $3.44       $11,524,000.00   $3,042.34
$.01 par value(2)     shares(3)
-------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices reported on the New York Stock Exchange on May 31, 2000.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Graphic Packaging Savings and Investment Plan.

(3) This registration statement covers the issuance of 100,000 shares pursuant to the Graphic Packaging Equity Compensation Plan for Non-Employee Directors.

     This registration statement covers the issuance of 3,000,000 shares pursuant to the Graphic Packaging Savings and Investment Plan.

     This registration statement covers the issuance of 250,000 shares pursuant to the Graphic Packaging Employee Stock Purchase Plan.

                   Form S-8 Pursuant to General Instruction E

This Form S-8 is filed with the Securities and Exchange Commission (the "Commission") pursuant to General Instruction E to Form S-8. The Forms S-8 filed with the Commission on December 17, 1992, September 17, 1993, and August 31, 1998, by Graphic Packaging International Corporation (the "Registrant" or the "Company"), File Numbers 33-55894, 33-68898, and 33-55894, respectively, are hereby incorporated by reference into this Form S-8.

The Registrant hereby registers the issuance of an additional 3,350,000 shares of the Company's Common Stock.

** Explanatory note: The Company recently effected a name change to Graphic Packaging International Corporation. The Company was previously named ACX Technologies, Inc. The Plans were previously titled: ACX Technologies, Inc. Equity Compensation Plan for Non-Employee Directors, ACX Technologies, Inc. Savings and Investment Plan (and previously ACX Technologies, Inc. Savings and Investment Plan A), and ACX Technologies, Inc. Employee Stock Purchase Plan.


Item 3.  Incorporation of Documents by Reference

The following documents filed by the Company and filed by the Graphic Packaging Savings and Investment Plan with the Commission are hereby incorporated by reference into this Registration Statement:

(a) The Registrant's latest annual report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 29, 2000 (File Number 001-14060);

(b) The Registrant's quarterly report on Form 10-Q for the period ended March 31, 2000, filed with the Commission on May 15, 2000;

(c) The Registrant's current report on Form 8-K, filed with the Commission on May 31, 2000;

(d) The description of Common Stock of the Registrant contained in the Registrant's registration statement on Form 10, as amended, File No. 0-20704; and

(e) The latest annual report on Form 11-K for the year ended December 31, 1998, of the Graphic Packaging Savings and Investment Plan (previously titled the ACX Technologies, Inc. Savings and Investment Plan A), filed with the Commission on June 30, 1999 (File Number 0-20704).

All documents subsequently filed by the Registrant and by the Graphic Packaging Savings and Investment Plan with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated be reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 8. Exhibits.

Exhibit No.       Description

5.1               Legality Opinion of Holme Roberts & Owen LLP.
23.1              Consent of PricewaterhouseCoopers LLP.
23.2              Consent of Holme Roberts & Owen LLP.  See Exhibit 5.1.
24.1              Powers of Attorney.  See signature page hereof.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, Colorado, on the 19th day of May, 2000.

Graphic Packaging International Corporation

By /s/ Jeffrey H. Coors
   -----------------------
   Jeffrey H. Coors
   Chairman and President

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Graphic Packaging Savings and Investment Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, Colorado on the 22nd day of May, 2000.

GRAPHIC PACKAGING SAVINGS AND INVESTMENT PLAN



By /s/ Jed T. Burnham
    -------------------
   Jed T. Burnham
   Chairman of Plan Committee

                                Power of Attorney
                                   Signatures

We, the undersigned officers and directors of Graphic Packaging International Corporation hereby severally constitute and appoint, Jill B. W. Sisson and Jeffrey H. Coors, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, including but not limited to any Registration Statement filed to register additional Common Stock which may be acquired pursuant to the Graphic Packaging Equity Compensation Plan for Non-Employee Directors, the Graphic Packaging Savings and Investment Plan, and the Graphic Packaging Employee Stock Purchase Plan; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the New York Stock Exchange; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Date: May 19, 2000                         /s/ Jeffrey H. Coors
                                           ---------------------
                                           Jeffrey H. Coors
                                           Chairman and President


Date: May 25, 2000                         /s/ William K. Coors
                                           ---------------------
                                           William K. Coors
                                           Director

Date: May 23, 2000                         /s/ John D. Beckett
                                           --------------------
                                           John D. Beckett
                                           Director

Date: May 23, 2000                         /s/ John H. Mullin, III
                                           -----------------------
                                           John H. Mullin, III
                                           Director


Date: May 25, 2000                         /s/ John Hoyt Stookey
                                           ----------------------
                                           John Hoyt Stookey
                                           Director

Date: May 23, 2000                         /s/ James K. Peterson
                                           -------------------------
                                           James K. Peterson
                                           Director


Date: May 19, 2000                         /s/ Gail A. Constancio
                                           -----------------------
                                           Gail A. Constancio
                                           Chief Financial Officer


Date: May 22, 2000                         /s/ Jed T. Burnham
                                           --------------------
                                           Jed T. Burnham
                                           Executive Vice President - Finance